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                                                                     EXHIBIT 11

                  COMPUTATION OF NET INCOME PER COMMON SHARE

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
                                                            Sept. 28,       Sept. 29,        Oct. 1,
                                                              1997            1996             1995
                                                           -----------     -----------     -----------
Primary:
   Common stock outstanding, beginning of period . . . . .  17,658,752      16,544,136      16,425,055
   Stock options exercised . . . . . . . . . . . . . . . .     180,759         127,032         137,370
   Stock purchase plan issuance. . . . . . . . . . . . . .     123,279              --              --
   Payment of fractional/cancelled shares. . . . . . . . .          --            (211)           (244)
   Issuance of common stock. . . . . . . . . . . . . . . .   2,751,464         987,795              --
   Stock purchased and retired . . . . . . . . . . . . . .          --              --         (18,045)
                                                           -----------     -----------     -----------
   Common stock outstanding, end of period . . . . . . . .  20,714,254      17,658,752      16,544,136
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------
   Preferred stock outstanding . . . . . . . . . . . . . .   1,231,840              --              --
                                                           -----------     -----------     -----------
   Weighted average common stock outstanding during the
      period . . . . . . . . . . . . . . . . . . . . . . .  18,697,143      17,481,164      16,467,823

   Common stock equivalents under the treasury stock
      method assuming the exercise of options and
      warrants and the conversion of preferred stock . . .   1,028,083         583,356         449,099
                                                           -----------     -----------     -----------
         Total . . . . . . . . . . . . . . . . . . . . . .  19,725,226      18,064,520      16,916,922
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------
   Net income as reported in consolidated financial
      statements . . . . . . . . . . . . . . . . . . . . . $14,256,000     $10,105,000     $ 7,553,000
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------
   Primary net income per common share . . . . . . . . . . $      0.72     $      0.56     $      0.45
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------
Fully Diluted:
   Weighted average common stock outstanding during the
      period . . . . . . . . . . . . . . . . . . . . . . .  18,697,143      17,481,164      16,467,823

   Common stock equivalents under the treasury stock
      method assuming the exercise of options and
      warrants and the conversion of preferred stock . . .   1,248,480         798,424         674,404
                                                           -----------     -----------     -----------
         Total . . . . . . . . . . . . . . . . . . . . . .  19,945,623      18,279,588      17,142,227
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------
   Net income as reported in consolidated financial
      statements . . . . . . . . . . . . . . . . . . . . . $14,256,000     $10,105,000     $ 7,533,000
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------
   Fully diluted net income per common share . . . . . . . $      0.71     $      0.55     $      0.44
                                                           -----------     -----------     -----------
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